UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2009

SAVOY RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-32103	84-1522003
(Commission File Number)	(IRS Employer Identification No.)

165 South Kendall Street, Lakewood, Colorado	80226
(Address of principal executive offices)	(Zip Code)

011.27.11.807.1446
(Registrant’s telephone number, including area code)

1008 North Timberline Road
Fort Collins, Colorado 80525
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    Effective September 24, 2009, Savoy Resources Corp. (“Savoy”) entered into two Memorandums of Understanding (the “MOU’s”), one with Ingonyama Platinum (Pty) Limited (“Ingonyama”) and the other with Cahow Consulting Limited (“Cahow”). Ingonyama is a closely-held, women-owned, junior exploration company that owns a 70% interest in two lucrative platinum (and other mineral) assets located in Republic of South Africa (“RSA”) and Cahow owns the right to develop, mine, manage and produce Ingonyama’s mineral resources in partnership with Ingonyama’s Black Economic Empowerment (“BEE”) partners and the right to 80% of the profits from Ingonyama’s 70% interest in these assets. The MOU’s provide for Savoy to acquire Ingonyama and purchase Cahow’s rights and interests such that, following the acquisition, Savoy owns 100% of Ingonyama’s 70% interest in the mineral assets, all rights to develop, mine, manage, produce and market these mineral assets in partnership with Ingonyama’s BEE partners and the right to 100% of the revenues/profits from Ingonyama’s 70% interest. As a result of the business combination, Cahow will own 500 million outstanding shares of common stock, and all outstanding shares of preferred stock, of Savoy and Ingonyama will become a wholly-owned subsidiary of Savoy. Management of Savoy immediately following the business combination is expected to be Ms. Anne-Marie Meadon, director of Ingonyama, serving in the positions of Chief Executive Officer/director, Mr. Sean Meadon, consulting geologist to Ingonyama, serving as Chief Operating Officer/director, and Mr. Arthur V. Johnson, sole director and executive officer of Savoy, serving as Chief Financial Officer/director. Conditions precedent to consummation of the business combination include Savoy’s ability to raise $5 million, of which $2.5 million has been allocated for the acquisition of Ingonyama, and Savoy’s reorganization to eliminate its outstanding indebtedness and reduce the number of shares of common stock issuable pursuant to existing contracts and upon conversion of outstanding convertible notes and exercise of outstanding warrants to not more than 100 million shares. Of the balance of $2.5 million, $1.5 million has been allocated for mining start-up costs, $500,000 is to be applied to reduce Savoy’s outstanding indebtedness and $500,000 is to be used for professional fees and regulatory compliance, general and administrative expenses, investor relations and working capital. Mining start-up costs includes plant construction (including associated steelwork), the purchase of equipment, mining and mine security set-up costs and working capital for the initial 90 days of operation (lead time prior to receipt of the initial payment from the Twyfelaar Tailings Retreatment Project), with the balance of funds to be used for the Twyfelaar Pipe Project and the TML Platinum Project.

    Ingonyama owns platinum/other mineral assets located in RSA in two distinct areas, the Farm Twyfelaar 119KT, which is located on the eastern limb of the Bushveld Igneous Complex approximately 30 kilometers (19 miles) north of the town of Steelpoort, RSA (the “Twyfelaar Platinum Project”), and five entire farms that encompass a platinum-hosted, bifurcating, vein complex with 20 kilometers (12.5 miles) of strike-length of mineralized zones located on the Thabazimbi-Murchisson Lineament approximately 120 kilometers (75 miles) north of Pretoria, RSA (the “TML Platinum Project”). The prospecting rights granted to Ingonyama by the Department of Minerals and Energy of RSA are for PGM (“platinum group metals,” including platinum, palladium, rhodium, ruthenium, iridium and gold) and other metals on the Twyfelaar Farm for a period of five years through November 12, 2012 and for PGM, other metals and diamonds on the TLM Platinum Project area for a period of five years through April of 2013. Ingonyama’s assets are valued conservatively on its financial statements at $55,894,296 (ZAR (South African Rands) 419,207,220), which is the value of the immediately mineable, tailings deposits that comprise only one of four components of the Twyfelaar Platinum Project. No value is attributed to the other three components of the Twyfelaar Platinum Project or the TML Platinum Project in the financial statements because these projects are in an early exploratory stage.

    The four components of the Twyfelaar Platinum Project include the LG6 (Lower Group 6) tailings dams and the LG6 chromite waste rock dumps (together, the “Twyfelaar Tailings Retreatment Project”), the hortonolite-dunite pipe deposit (the “Twyfelaar Pipe Project”) and the LG6 remnant mining pillars (the “Twyfelaar Underground Pillar Project”), which are described below:

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•  The DME has accepted and is currently processing Ingonyama’s application, filed in July of this year, for a mining permit for the Twyfelaar Tailings Retreatment Project, which involves retreatment of the LG6 tailings dams and chromite waste rock dumps left over from historic mining activities to recover in-situ platinum.  The expected term of the project is 12 months; the anticipated rate of recovery is 60%; and estimates indicate the presence of 350,000 tons of material containing 116,480 ounces of PGM with a grade of 10.4 grams per ton.  Net profit from the project is estimated to be approximately $38 million.

•  The Twyfelaar Pipe Project involves ongoing exploration of a 180 meter (55 foot)-wide, olivine-dunite pipe deposit in which platinum co-exists with secondary deposits of magnesite and chromite. Estimates indicate that the pipe deposit contains 1,750,000 tons of platinum-bearing dunite with approximately 47,600 ounces of PGM with a grade of 0.85 grams per ton in-situ, 200,000 tons of magnesite and 100,000 tons of chromite.

•  The Twyfelaar Underground Pillar Project consists of a 2 kilometer (1.25 mile)-long sub-outcrop of remnant pillars of platinum-bearing, LG6 chromite left behind as a result of historical, shallow, underground mining, which can now be exploited by opencast methods. The estimated size of the deposit is 700,000 tons of chrome ore, which are to be treated by a third party, and that the tailings remaining from that operation will be 170,000 tons with 28,288 ounces of PGM with an expected grade of 5.2 grams per ton in-situ.  These estimates may vary depending on the size of the opencast mine, its recoveries and the final grade of the tailings.

       The TML Platinum Project contains a 20 kilometer (12.4 mile)-long sub-outcrop of platinum-bearing, bifurcating, quartz veins located on the Thabazimbi-Murchisson Lineament. Indications are that approximately 4,326,300 tons of ore with approximately 192,188 ounces of PGM occur erratically, in isolated, very high-grade, irregular pods, within 50 meters (164 feet) from the surface, in this deposit. If mineralization is proved to persist to a depth of 150 meters (493 feet), then this could indicate approximately 12,250,000 tons of ore with approximately 340,000 ounces of PGM. The TML Platinum Project also involves exploration for copper, cobalt, nickel, gold, platinum group metals and diamonds. Diamonds are believed to be located on the property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVOY RESOURCES CORP.
(Registrant)

Dated: October 13, 2009	By:	/s/ ARTHUR V. JOHNSON
Arthur V. Johnson
President and Chief Executive Officer